SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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OPENWAVE SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 SEAPORT BOULEVARD

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2004

To the stockholders of Openwave Systems Inc.:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Openwave Systems Inc., a Delaware corporation (the “Company”), will be held on Tuesday, November 30, 2004 at 9:30 a.m. PST at the Company’s offices located at 1400 Seaport Boulevard, Redwood City, California 94063 for the following purposes:

(1)    To elect two members of the Board of Directors to hold office for a three-year term.

(2)    To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending June 30, 2005.

(3)    To approve the amendment and restatement of the 1999 Directors’ Stock Option Plan.

(4)    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 4, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

A copy of the Company’s 2004 Annual Report to the Securities and Exchange Commission (the “SEC”), which contains a copy of the Form 10-K for the fiscal year ended June 30, 2004, has been included in the package of materials sent to you by mail. A copy of the Annual Report and Proxy Statement can also be found on the internet at http://investor.openwave.com/annual.cfm.

By Order of the Board of Directors

Steve Peters

Secretary

Redwood City, California

October 26, 2004

All stockholders are cordially invited to attend the meeting in person. Your vote is important. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also choose to vote by the Internet or by telephone. Please refer to the enclosed proxy card for instructions. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

OPENWAVE SYSTEMS INC.

1400 SEAPORT BOULEVARD

REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

November 30, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Openwave Systems Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, November 30, 2004 at 9:30 a.m. PST (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices located at 1400 Seaport Boulevard, Redwood City, California 94063. The Company intends to mail this proxy statement and accompanying proxy card on or about October 26, 2004 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Telephone, Internet or personal solicitation by directors, officers or other regular employees of the Company may supplement original solicitation of proxies by mail. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on October 4, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 4, 2004, the Company had outstanding and entitled to vote approximately 65,964,910 shares of common stock. All share numbers and share prices, as appropriate, in this Annual Meeting proxy statement reflect amounts post-reverse split, even with respect to dates prior to the one-for-three reverse stock split which took place on October 21, 2003.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Inspector will also determine whether or not a quorum is present.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, with respect to the item not marked, FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR approval of the amendment and restatement of the 1999 Directors’ Stock Option Plan and as the proxy holders deem advisable on other matters that may come before the meeting.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

In the absence of controlling precedent to the contrary, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal.

Directors shall be elected by a plurality of the votes of the shares of the Company’s common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes abstentions will have no effect on the outcome of the vote.

Approval of the proposal relating to the ratification of the appointment of auditors of the Company’s financial statements requires the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting. Abstentions will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote.

Approval of the proposal relating to the amendment and restatement of the Company’s 1999 Directors’ Stock Option Plan requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote. Should such approval not be obtained, then none of the changes which the amendment and restatement would have otherwise made will become effective.

The Company will announce preliminary voting results at the Annual Meeting and publish final results in the Company’s next quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Voting Electronically via the Internet or by Telephone or by Mail

Stockholders whose shares are registered in their own names may vote by mail. Specific instructions to be followed by any registered stockholder are set forth on the enclosed proxy card.

If your shares are registered in the name of a bank or brokerage firm, you also have the option to vote your shares electronically over the Internet or by telephone. Voting by the Internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. In addition, by using the Internet or telephone, you help the Company reduce its postage and proxy tabulation costs. If you wish to vote electronically, please visit www.proxyvote.com or if you wish to vote via telephone, please call the 1-800-454-8683 or the 800 number provided to you on your vote instruction form. Please have the voting instruction form in front of you and follow the instructions to vote via email or by telephone. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the 2004 Proxy Statement and Annual Report over the Internet will be receiving an e-mail message on or about October 26, 2004 with information on how to access stockholder information and instructions for voting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1400 Seaport Boulevard, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

For a stockholder’s proposal to be included in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by the Company not later than June 23, 2005. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company no earlier than September 2, 2005 and no later than November 11, 2005 unless the Annual Meeting is called for a date earlier than October 31, 2005 or later than January 30, 2006, in which case such proposal must be received no later than the latter of the close of business on the 10th day following public disclosure of the date of the meeting is made and the 20th day prior to such annual meeting, and no earlier than the 90th day prior to such annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of seven directors. The Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified, or if applicable for mid-term nominees and appointees, to complete the term of that class of director. The Class II directors, Bernard Puckett and Masood Jabbar, will stand for election at this Annual Meeting. The Class I directors will stand for election at the 2005 annual meeting and Class III directors will stand for election at the 2006 annual meeting. If any nominee for any reason is unable to serve, or will not serve, as a director, the proxies may be voted for such substitute nominee as the Nominating and Corporate Governance Committee of the Board of Directors may propose and the full Board of Directors may approve. The Company is not aware of any nominee who will be unable to serve, or will not serve, as a director.

Nominees

The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors and certain information about them, as of October 15, 2004, are set forth below:

Name	Age	Positions and Offices Held With the Company
Nominees for election as Class II director for a term expiring in 2007:

Masood Jabbar	54	Director
Bernard Puckett	60	Chairman of the Board

Incumbent Class I director for a term expiring in 2005:

Don Listwin	45	President, Chief Executive Officer and Director
Bo Hedfors	60	Director
Kenneth D. Denman	46	Director

Incumbent Class III directors for a term expiring in 2006:

Kevin J. Kennedy	48	Director
Harold L. Covert, Jr.	57	Director

Business Experience of Directors

Each member of the Board of Directors has been engaged in the principal occupation described below during the past five years. The information below is furnished by each respective Board member. There are no family relationships among any of the Company’s Directors or Executive Officers.

Harold (Hal) L. Covert, Jr. has served as a Director since April 2003. He is currently Chief Financial Officer of Fortinet, Inc. Mr. Covert formerly served as Extreme Networks’ Chief Financial Officer from August 2001 to September 2003 and remained in a consulting capacity with Extreme Networks until March 2004. At Extreme Networks, Mr. Covert was responsible for management of its financial operations and information technology systems. Mr. Covert has over 25 years of experience in the high-tech industry. Before joining Extreme Networks, Mr. Covert was the Chief Financial Officer at Silicon Graphics, Inc. from July 2000 to July 2001, and prior to joining SGI, Mr. Covert held the position of Executive Vice President and Chief Financial Officer at Adobe Systems, Inc. from 1998 to 2000. Mr. Covert holds an MBA from Cleveland State University, a Bachelor of Science in Business Administration from Lake Erie College and is a Certified Public Accountant.

Kenneth D. Denman has served as a Director of the Company since April 2004. Mr. Denman is currently the Chairman and Chief Executive Officer of iPass, Inc., a global provider of software-enabled trusted connections and services for the enterprise and its mobile workers. From January 2000 to March 2001, Mr. Denman was CEO of AuraServ Communications, a managed service provider of broadband voice and data applications. From August 1998 to May 2000, Mr. Denman was Senior Vice President, National Markets Group at MediaOne, Inc., a broadband cable and communications company, and from June 1996 to August 1998, he was Chief Operating Officer – Wireless at MediaOne International, a broadband cable and communications company. Mr. Denman received his Master’s Degree in Business Administration from the University of Washington and a Bachelor of Science in accounting from Central Washington University.

Bo C. Hedfors has served as a Director since April 2002. Mr. Hedfors is currently President and Founder of Hedfone Consulting, which he established in April 2002. Previously, Mr. Hedfors was Executive Vice President of Motorola and President of its global wireless infrastructure business based in Chicago from 1998 to 2002. Prior to joining Motorola, he spent 30 years in different management positions at Ericsson, including President and CEO of Ericsson, Inc. from 1994-1998; Chief Technology Officer (CTO) of LM Ericsson from 1990-1993; and President of Honeywell Ericsson Development Co. from 1984-1986. Mr. Hedfors is the Chairman of the Board of Directors of Virtutech, Inc. Mr. Hedfors is also a member of the Board of Directors of Kineto Wireless, Tellabs, Mobile365 and SwitchCore AB. Mr. Hedfors is a former member of the Cellular Telecommunications and Internet Association (CTIA). He has served on several university boards and is currently Chairman of US Friends of Chalmers University of Technology, Inc. He is a Special Director of the Swedish American Chamber of Commerce USA, Inc. Mr. Hedfors has an MS degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden and he is a member of the Royal Swedish Academy of Engineering Sciences.

Masood Jabbar has served as a Director since August 2003. Mr. Jabbar retired from Sun Microsystems Inc. where he served as Executive Vice President and Advisor to the CEO from July 2002 through September 2003 and as Executive Vice President of Global Sales Operations from July 2000 to June 2002. He was with Sun for over 16 years where he held a variety of senior positions, including President of the Computer Systems Division from February 1998 to June 2002 and, prior to that, Vice President, Chief Financial Officer and Chief of Staff of Sun Microsystems Computer Corporation from May 1994 to January 1998. Prior to joining Sun Microsystems Inc., Mr. Jabbar worked for 10 years at Xerox Corporation and prior to Xerox, 2 years at IBM Corporation. Mr. Jabbar serves on the Board of Directors of Picsel Technologies Inc., Metric Stream and Verari Systems. Mr. Jabbar holds a Masters in International Management from the American Graduate School of International Management, an MBA in Business from West Texas A&M University and a Bachelor of Arts Degree in Economics & Statistics from the University of the Punjab, Pakistan.

Kevin J. Kennedy has served as a Director since October 2002. Mr. Kennedy was the Chief Operating Officer of the Company from August 2001 until September 2003 and remains as an advisor to the CEO of the Company for the period from October 2003 to June 2005. Mr. Kennedy is currently the Chief Executive Officer of JDS Uniphase since September 2003. From 1994 until August 2001, Mr. Kennedy was with Cisco Systems, Inc., most recently as Senior Vice President of the IOS Technologies Division (ITD) and the Service Provider Line of Business. Prior to joining Cisco, Mr. Kennedy spent 17 years at Bell Laboratories where he was responsible for establishing strategy and driving the execution of innovative, value-added solutions. In 1987, Mr. Kennedy was a congressional fellow to the US House of Representative Committee on Science, Space and Technology, assisting Congress in understanding technology policy and US high-technology competitiveness. Mr. Kennedy currently serves as an advisor to Braven Capital and sits on the Board of Directors of Quantum, JDS Uniphase, Rambus and Freescale Semiconductor, Inc. Mr. Kennedy holds a BS Degree in Mechanical Engineering from Lehigh University in Pennsylvania and a MS and PhD from Rutgers University in New Jersey. He has taught at Rutgers and published more than 30 technical articles on computational methods, data networking and issues of technology management. Mr. Kennedy also recently co-authored the book Going the Distance, a book published by Prentice Hall.

Don Listwin has served as a Director and as President and CEO since September 2000 and is currently Vice-Chairman of the Board of Directors. Prior to joining the Company, Mr. Listwin spent 10 years at Cisco

Systems in various senior positions, including Executive Vice President of Corporate Marketing, Service Provider and Consumer Lines of Business from June 1998 to August 2000. Mr. Listwin has over 20 years of experience in the networking industry. Since 1999, Mr. Listwin has been serving as Chairman for NetAid, a nonprofit organization that partners with the United Nations to provide corporations, groups and individuals concrete ways to fight extreme poverty in developing countries. He also serves on the Board of Directors of Cellular Telecommunications and Internet Association (CTIA) since 2001 and is a member of the Board of Trustees at the Fred Hutchinson Cancer Research Center in Seattle. Mr. Listwin holds a BS in Electrical Engineering and an Honorary Doctorate of Law from the University of Saskatchewan, Canada.

Bernard Puckett has served as a Director of the Company since November 2000 and was appointed Chairman of the Board of Directors in October 2002. Mr. Puckett was a director of Software.com from July 1997 until the merger of Phone.com and Software.com in November 2000. From January 1994 to January 1996, Mr. Puckett was President and CEO of Mobile Telecommunications Technologies. From 1967 to 1994, Mr. Puckett was at IBM Corp., where he held a variety of positions including, Senior Vice President, Corporate Strategy and Development and Vice President and General Manager, Applications Software. As General Manager of the Application Solutions Group, he founded the IBM Consulting Group and ISSC, IBM’s outsourcing services arm. Mr. Puckett also serves on the Board of Directors of IMS Health and Direct Insite Corp. Mr. Puckett received his BS in Mathematics from the University of Mississippi.

Board Committees and Meetings

During the fiscal year ended June 30, 2004, the Board of Directors held eight meetings, comprised of five regular and three special meetings. During this period, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, that were held during the period for which he was a director or committee member, respectively. The Board of Directors also acted by unanimous written consent in lieu of a meeting on four occasions during the fiscal year ended June 30, 2004. All Directors are invited and encouraged to attend the Annual Meeting. One of the Board members, along with members of the senior management team, attended the 2003 Annual Stockholders Meeting.

The Board currently has five regular committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Merger and Acquisition Committee and the Stock Option Committee, along with one Special Committee. The Board and its committees meet throughout the year as calendared in advance and also hold special meetings and act by written consent in lieu of a meeting from time to time as when appropriate. The scheduled Board meetings generally include a time for independent directors to meet without management present.

Each of the committees, other than the Stock Option Committee and Special Committee, has authority to engage its own legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The majority of the Board and its committees’ members are deemed to be independent, as defined by NASDAQ. The Board of Directors has determined the independence of the directors by thoroughly reviewing the information provided by the directors and the Company with each director’s business and personal activities as they may relate to the Company and the management team. The members of the Board and its committees are identified in the following table:

Directors	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Special Committee	M&A Committee	Stock Option Committee
Hal Covert	✓	Chair		✓
Ken Denman	✓		✓			✓
Bo Hedfors	✓		✓	Chair	✓	✓
Masood Jabbar	✓	✓			✓	Chair
Kevin Kennedy					✓
Don Listwin							✓
Bernard Puckett	✓	✓	Chair	✓	Chair

The Audit Committee reviews the Company’s internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of annual audits, fees to be paid to the Company’s independent auditors and the performance of the Company’s independent auditors. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, the Audit Committee meets separately with the Company’s independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. The Audit Committee met nine times during the fiscal year ended June 30, 2004. The Audit Committee adopted a revised charter in October 2003 to reflect changes in regulatory requirements, authoritative guidance and evolving practices surrounding the Sarbanes-Oxley Act of 2002 and the rules adopted or proposed by the SEC and NASDAQ. The responsibilities and activities of the Audit Committee are described in greater detail in the Audit Committee Charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined under NASDAQ listing standards and that each audit committee member is financially literate (able to read and understand financial statements at the time of appointment), and that at least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has also determined that each of its current members Messrs. Covert, Jabbar and Puckett qualify as an “audit committee financial expert”, in accordance with SEC rules, based upon each member’s experience and understanding with respect to certain accounting and auditing matters.

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for the Company’s executive officers, directors and certain employees and consultants. Compensation of the CEO must be determined or recommended to the Board of Directors for determination by the Compensation Committee that is comprised solely of independent directors. The Compensation Committee also administers the Company’s stock option and other employee benefit plans. The responsibilities and activities of the Compensation Committee are described in greater detail in the Compensation Committee Charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. Each of the members of the Compensation Committee is independent as defined under the NASDAQ listing standards. The Compensation Committee held six meetings, comprised of one regular meeting and five special meetings, and also acted by unanimous written consent in lieu of a meeting on four separate occasions during the fiscal year ended June 30, 2004.

The Nominating and Corporate Governance Committee is responsible for identifying, interviewing, and nominating individuals to be considered for the Board of Directors and oversees the maintenance of the Company’s corporate governance matters. The Nominating and Corporate Governance Committee is governed by a charter, a current copy which is posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. Each of the members of the Nominating and Corporate Governance Committee is independent as defined under the NASDAQ listing standards. The Nominating and Corporate Governance Committee held three formal meetings during the fiscal year ended June 30, 2004.

The Merger and Acquisition Committee was established by the Board of Directors in July 2004. The purpose of this Committee is to review, monitor and advise the Board in connection with mergers and acquisitions. The Board of Directors has delegated this Committee with authority to approve any individual merger or acquisition transaction within prescribed limits set by the Board of Directors.

The Stock Option Committee has been delegated authority by the Board of Directors to make option grants, within certain prescribed limitations, under the Company’s stock option plans to eligible employees other than executive officers of the Company. These grants may also be made by the Compensation Committee which has concurrent but greater authority. The Stock Option Committee consists of Mr. Listwin. During the fiscal year ended June 30, 2004, the Stock Option Committee acted by written consent in lieu of a meeting on sixteen separate occasions.

In addition, a Special Committee was established by the Board of Directors in May 2004, which held two formal meetings during the fiscal year ended June 30, 2004. The purpose of this Special Committee was to identify and screen potential executives who could contribute to the operating of the Company.

Matters Related to Corporate Compliance

The Company, the Board of Directors and each of its committees, review and monitor legal and governance matters, including the Sarbanes-Oxley Act of 2002, as well as rules proposed by the SEC and NASDAQ. The Board of Directors and each of its committees intend to comply with all the applicable rules and will implement other corporate governance practices as the Board of Directors and its committees deem appropriate. The Board of Directors and its committees have established certain procedures and will continue to implement guidelines and procedures to comply with the Sarbanes-Oxley Act of 2002 and related rules adopted by the SEC and NASDAQ.

In addition, the Company has established a Disclosure Committee comprised of certain senior executives and other employees of the Company to assist in ensuring that information required by the SEC to be disclosed by the Company is properly and timely disclosed and to assist in the review, supervision, and establishment of controls and other procedures that are designed to ensure such disclosure obligations are met.

The Board of Directors has adopted, pursuant to the recommendations of the Nominating and Corporate Governance Committee, Corporate Governance Principles that reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term stockholder value. These principles are intended to assist the Board of Directors in the exercise of its responsibilities. These principles are subject to modification from time to time by the Board of Directors pursuant to recommendations of the Nominating and Corporate Governance Committee. A copy of the Corporate Governance Principles can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Corporate Governance Principles also provide details on how stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the non-management directors as a group), any Board Committee or any Chair of any such Committee by mail. All such correspondence may be sent, on a confidential basis as applicable, addressed to the Board of Directors, Committee, or individual director, c/o Corporate Secretary, Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Bolton. All such communications will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of Directors, the Corporate Secretary will have sufficient copies of the contents made and sent to each Director who is a member of the group or Committee to which the envelope is addressed.

From time to time, candidates for membership on the Board of Directors may be suggested to the Nominating and Corporate Governance Committee. The suggestions may be from Board members, Company management, Company stockholders or other sources (the “Sponsor”) and may be either unsolicited or in response to requests from the Committee for such candidates. The Nominating and Corporate Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates. It is the policy of the Nominating and Corporate Governance Committee that the same criteria for a candidate’s membership on the Board of Directors be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Committee may take into account the number of shares of common stock held by the recommending stockholder and the length of time such shares have been held. To suggest a candidate to this Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of the Company’s common stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the candidate’s consent to be named as a director if selected by the Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to: Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, CA 94063, Attention: Ms. Bolton. Upon receipt of a recommendation of a candidate for membership on the Board of Directors from a Sponsor, the Nominating and Corporate Governance Committee will evaluate the candidate by taking into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a Director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Board of Directors has recently adopted the Senior Officer Code of Ethics, applicable to the Company’s Chief Executive Officer and Senior Financial Officers, which set forth specific policies to guide them in the performance of their duties. The Company is committed to conducting its business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable law. These are guidelines to promote honest and ethical conduct and abide by all other Openwave policies and procedures that govern the conduct of the Company’s business. A copy of the Senior Officer Code of Ethics can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section. The Company intends to post on such website any material changes to such code, or disclose any waiver from such code as required by law or stock exchange regulation.

Additionally, the Board of Directors had recently adopted a Code of Conduct, which sets out basic principles to guide the Company’s employees, officers and directors in the Company’s commitment to the highest standards of corporate governance and integrity. A copy of the Code of Conduct can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Board of Directors has also established and adopted a whistleblower policy, which sets forth the procedures by which employees and others acting on behalf of the Company may submit good faith complaints regarding accounting or auditing matters. Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters to the management of the Company without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company’s Audit Committee will oversee treatment of employee concerns in this area. In order to facilitate the reporting of complaints, the policy sets forth procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters. A copy of the whistleblower policy can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

Director Compensation

The Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Employee directors are not compensated for Board services in addition to their regular employee compensation.

Effective at the beginning of fiscal year 2004, the Board of Directors adopted a cash compensation program for its non-employee directors consisting of a $20,000 annual retainer, an additional $5,000 annual retainer for service as the Board or Audit Committee chairperson, an additional $3,000 annual retainer for service as the Compensation Committee, Nominating and Corporate Governance Committee, or Merger and Acquisition chairperson, and $1,500 for each board meeting attended and $1,000 for each committee meeting attended as a member.

In the fiscal year ended 2004, non-employee directors were eligible to participate in the Company’s 1999 Directors’ Stock Option Plan, which, provides for: (1) initial grants to new non-employee directors for options to purchase 20,000 shares of the Company’s common stock with vesting contingent on continued service on the Board of Directors over four years as follows: 25% of the shares vesting on the first anniversary after appointment to the Board of Directors and the remaining shares vesting ratably on a monthly basis over the next three years; (2) subsequent annual option grants to a non-employee director of 12,000 shares of common stock, to be granted on the date of the first Board meeting held each calendar year provided that a non-employee director has served at least 6 months from the date of his initial stock grant, which vest ratably on a monthly basis over the next four years contingent on continued service on the Board of Directors; and (3) the acceleration of all options upon the dismissal of the non-employee director from the Board of Directors upon or within 24 months following a change of control of the Company. All options granted under the Company’s 1999 Directors’ Stock Option Plan are granted with an exercise price equal to 100% of the fair market value of the Company’s stock at the time of grant.

Based upon the recommendation of an independent compensation consulting firm and a review of competitive industry practices, (i) in May 2004, the Board of Directors approved a one-time stock option grant to non-employee directors from the Openwave Systems Inc. 1996 Stock Plan, and (ii) as further discussed below in Proposal 3, the Board of Directors is seeking stockholder approval to amend the Company’s 1999 Directors’ Stock Option Plan, which amendment will, among other things, increase the number of initial and annual stock option awards granted to non-employee directors.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the named nominees.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with Audit Committee policy, all services described for which KPMG billed the Company for the fiscal year 2004 were pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The pre-approval is for a particular defined task or scope of work and is subject to a specific budget. In connection with the pre-approval policy, the Audit Committee will consider whether the categories of pre-approved services are consistent with the applicable SEC rules on auditor independence. For the fiscal year ended 2004, the Company’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Company by KPMG.

Audit and Audit Related Fees

Aggregate fees billed by KPMG LLP in the fiscal years ending June 30, 2004 and 2003 for services rendered to the Company are presented below in the format prescribed by the Sarbanes-Oxley Act of 2002:

	2004	2003
	(in ’000s)
Audit Fees:
• Audit services, statutory audits, quarterly reviews and 1933 Act filings	$2,245	1,909

Audit-Related Services:
• Accounting consultation	4	5
• Services provided in relation to the Sarbanes-Oxley Act and other internal control services	59	—

Tax Fees:
• Tax compliance and consulting	159	172

All Other Fees	—	—

Total fees	$2,467	2,086

The Audit Committee has determined the rendering of the non-audit services referenced above by KPMG LLP is compatible with maintaining the auditor’s independence under applicable rules and regulations promulgated by the SEC and NASDAQ.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for its fiscal year ending June 30, 2005.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO

THE COMPANY’S 1999 DIRECTORS’ STOCK OPTION PLAN

General

The Openwave Systems Inc. 1999 Directors’ Stock Option Plan (the “Prior Plan”) was adopted by the Board of Directors in March 1999 and was approved by our stockholders in May 1999. The Prior Plan provided for the automatic annual grant of nonstatutory stock options to purchase shares of the Company’s common stock (“Options”) to our non-employee directors.

On October 15, 2004, the Board approved the amendments to the Prior Plan in the form of the Openwave Systems Inc. Amended and Restated 1999 Directors’ Stock Option Plan (the “Plan”), subject to stockholder approval. The principal provisions of the Plan are summarized below; this summary is qualified in its entirety by reference to the actual Plan, a copy of which is attached as Annex A to this proxy statement.

Purpose of Amendments

The contributions of our non-employee directors are critical to our long-term growth and financial success. The grant of stock-based awards has played an important role in attracting, retaining, and encouraging the continued service of non-employee directors of outstanding ability. Stock-based awards encourage our non-employee directors to align their interests with the long-term interests of our stockholders. These amendments will further these objectives by compensating our non-employee directors at a level that is consistent with the compensation provided to non-employee directors at other companies of similar size and scope.

Summary of Proposed Amendments to the 1999 Directors’ Stock Option Plan

The proposed amendments would:

•	Give the Board of Directors the discretion to grant stock appreciation rights in lieu of Options; and

•	Increase the number of shares of Company common stock subject to the initial and subsequent annual grants to non-employee directors.

These amendments are described in greater detail below.

Summary of the Amended and Restated 1999 Directors’ Stock Option Plan

Purpose.    The Plan provides for automatic grants of Options or stock appreciation rights (collectively referred to as “Awards”) to the Company’s non-employee directors. The purpose of the Plan is to promote the Company’s long-term growth and financial success by attracting, retaining, and encouraging the continued service of directors of outstanding ability.

Stock Subject to the Plan.    Authorized but unissued or reacquired shares may be issued under the Plan. If any Award granted under the Plan expires or is otherwise terminated without the issuance of shares, the shares subject to such Award will become available for future grant under the Plan. Shares that are subject to a Stock Appreciation Right and that are not actually issued to the recipient pursuant to the terms of the Award shall continue to be available under the Plan. In addition, if shares are retained by the Company to pay the exercise price of an Option, or withheld to satisfy applicable withholding tax obligations related to an Award, if any, the shares so retained or withheld will be treated as not issued and will continue to be available under the Plan. Any shares acquired upon exercise or redemption of an Award by the award holder that are subsequently repurchased by the Company will not be available for future grant under the Plan.

Administration; Power of the Board of Directors.    The Plan will be administered by the Board of Directors. Except as otherwise provided in the Plan, the Board of Directors will have the authority to determine the fair market value of the common stock of the Company and the exercise or base price of Awards; to interpret the Plan and prescribe or amend rules relating to the Plan; and make all other determinations required for the administration of the Plan, which determinations will be final and binding.

Automatic Grants to Non-Employee Directors.    All grants of Awards under this Plan will be automatic and nondiscretionary. No person will have any discretion to select which non-employee director will receive Awards, nor will any person have any discretion to determine the number of shares to be covered by Awards granted to non-employee directors. Depending on the length of service of the non-employee director, he or she will be eligible for the following grants: First Award and Subsequent Award.

First Award.    On the day of his or her election or appointment to the Board, each new non-employee director who is first elected or appointed after November 30, 2004 will be granted Options or stock appreciation rights covering 50,000 shares.

Subsequent Award.    On the date of the first Board of Directors meeting of each calendar year, each non-employee Director will receive a Subsequent Award grant consisting of Options or stock appreciation rights. The number of shares subject to the Subsequent Award grant will depend on the number of months served as a non-employee director in the prior calendar year, according to the following table:

Number of months of service as non-employee director for the prior calendar year	Number of shares covered by the Subsequent Award
Zero to two months	No shares
Two to five months	10,000 shares
Five to eight months	20,000 shares
Eight to twelve months	30,000 shares

Vesting of Awards.    Vesting of Awards is contingent on the recipient continuing to serve as a non-employee director. Each Award granted as a First Award will vest and become exercisable as follows: (a) 12,500 of the underlying shares will vest on the first anniversary of the date of grant; (b) the remaining 37,500 underlying shares will vest in equal monthly installments, beginning with the thirteen-month anniversary of the grant date and ending on the 48-month anniversary of the grant date. Each Award granted as a Subsequent Award will vest and become exercisable in equal monthly installments, commencing on the one-month anniversary and ending on the 48-month anniversary of the grant date.

Accelerated Vesting Upon Change of Control.    Notwithstanding the above vesting schedules, if a non-employee director is terminated for any reason (other than resignation or declining to stand for re-election) within 24 months of a Change of Control of the Company (as defined below), then his or her Awards will immediately vest and become exercisable.

Suspension or Termination of Awards.    If the Chief Executive Officer of the Company or his or her designee reasonably believes that a grantee has committed an act of misconduct, the CEO or designee may suspend such grantee’s right to exercise or redeem any Award. Examples of “misconduct” include but are not limited to embezzlement, fraud, breach of fiduciary duty, or unauthorized disclosure of Company confidential information. If the Board of Directors (excluding the grantee so accused of misconduct) determines that the grantee has engaged in misconduct, such grantee will be prohibited from exercise or redemption of any Award whatsoever.

Stock Appreciation Rights in Lieu of Options.    The Board of Directors has the right to make grants under this Plan in the form of stock appreciation rights rather than in Options. Stock appreciation rights that are granted in lieu of Options will cover the same number of underlying shares as the Options for which the stock appreciation rights have been substituted. The Board of Directors will determine the vesting and other terms and conditions on redeemability of stock appreciation rights. Upon redemption, each stock appreciation right will entitle the grantee to receive an amount equal to (1) the excess of (a) the fair market value on the redemption date of one share of the underlying stock over (b) the fair market value on the date of grant (“base price”), times (2) the number of shares of stock covered by the stock appreciation right. Payment will be made in stock or in cash, or a combination of both, as determined by the Board of Directors.

Eligibility.    Only non-employee directors may receive Awards under the Plan.

Effective Date; Term of Plan.    The Plan will become effective if and as approved by the stockholders. The Plan will continue in effect for a term of ten years unless terminated sooner as described below.

Term of Awards.    The term of each Award granted under the Plan will be ten years from the date of grant; however, the Award may terminate sooner upon termination of the grantee or pursuant to the agreement evidencing the Award to the grantee.

Fair Market Value.    Generally, fair market value will be the closing sales price on the Nasdaq National Market on the date of determination. On October 15, 2004, the fair market value per share of the Company’s common stock determined on such basis was $9.63.

Terms and Conditions of Options.    The exercise price per share of an Option will be 100% of the fair market value per share on the date of grant. The non-employee director may pay the exercise price in cash, check, other shares having a fair market value on the date of surrender equal to the exercise price, any combination of these forms of payment, or any other consideration or method of payment permitted under applicable corporate law. If a non-employee director’s service terminates for any reason other than disability or death, he or she will have three months from the date of such termination to exercise his or her vested Options. If a non-employee director’s service terminates due to total and permanent disability, he or she will have twelve months from the date of such disability to exercise his or her vested Options. If a non-employee director’s service terminates due to death, or if the non-employee director dies within three months following his or her termination, his or her estate will have twelve months from the date of death to exercise his or her vested Options. Notwithstanding the above post-termination exercise periods, in no event may the non-employee director exercise the Option past the expiration of its term.

Terms and Conditions of Stock Appreciation Rights.    The base price per share of a stock appreciation right will be 100% of the fair market value per share on the date of grant. If a non-employee director’s service terminates for any reason other than disability or death, he or she will have three months from the date of such termination to redeem his or her vested stock appreciation rights. If a non-employee director’s service terminates due to total and permanent disability, he or she will have twelve months from the date of such disability to redeem his or her vested stock appreciation rights. If a non-employee director’s service terminates due to death, or if the non-employee director dies within three months following his or her termination, his or her estate will have twelve months from the date of death to redeem his or her vested stock appreciation rights. Notwithstanding the above post-termination redemption periods, in no event may the non-employee director redeem the stock appreciation right past the expiration of its term.

Transferability.    Awards may not be sold, transferred, or otherwise disposed of, except by will or by the laws of descent and distribution or under a domestic relations order.

Adjustment.    The number of shares covered by each outstanding Award; the number of shares covered by the First Award and Subsequent Award as prescribed in the Plan; the number of shares that have been authorized for issuance under the Plan; and the price per share covered by each such outstanding Award, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock (including any such change in the number of shares effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; except that conversion of any convertible securities of the Company shall not be considered as “effected without receipt of consideration.” Subject to any required action by the stockholders, the Board has discretion to make such adjustments; the Board’s determinations with respect to adjustment will be final, binding and conclusive.

Effect of Corporate Transaction or Change of Control.    In the event of a Corporate Transaction or Change of Control (both defined below), each outstanding Award will be (a) continued by the Company, (b) assumed by the successor to the Company or a parent or subsidiary of the Company, or (c) substituted with an equivalent Award. If the Award will not be so continued, assumed, or substituted, the Awards will terminate upon such Corporate Transaction or Change of Control; however, each Award recipient will have the right to exercise or redeem all of his or her Awards immediately prior to the consummation of the Corporate Transaction or Change of Control as follows: in the event of a Corporate Transaction, the Award recipient will have the right to exercise or redeem his or her Awards to the extent he or she had the right to exercise or redeem such Awards immediately prior to the consummation of the Corporate Transaction. In the event of a Change of Control, the Award recipient will have the right to exercise or redeem his or her Awards in their entirety.

Definition of “Corporate Transaction.”    “Corporate Transaction” means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

Definition of “Change of Control.”    means the occurrence of any of the following: (a) the sale of all or substantially all of the assets of the Company to a person that will continue the business of the Company in the future; (b) a merger in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger do not represent more than 50% of the total voting power of the surviving entity outstanding immediately after such merger; or (c) the acquisition of at least 50% of the voting securities of the Company by a person other than the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company.

Amendment and Termination of the Plan.    The Board may amend or terminate the Plan in its discretion, provided that stockholder approval for Plan amendments will be obtained to the extent desirable or necessary to comply with applicable law. Further, any amendment or termination of the Plan will not impair the rights of any Award recipient with respect to Awards already granted to such recipient without the recipient’s consent.

Conditions Upon Issuance of Shares.    The Company will not be obligated to issue or deliver any shares under the Plan unless such issuance or delivery would comply with applicable law.

Award Agreements.    An Award will be evidenced by a written award agreement in a form approved by the Board.

Certain Federal Income Tax Consequences

The Company believes that, based on the laws as in effect on the date of this proxy statement, the following are the principal federal income tax consequences to participants and the Company of Awards granted under the Plan. This summary is not a complete analysis of all potential tax consequences relevant to participants and the Company and does not describe tax consequences based on particular circumstances. State, local, and foreign tax laws are not discussed.

When a nonstatutory stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the underlying common stock on the date of exercise over the option price. The Company is entitled to a deduction equal to the compensation recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

When a stock appreciation right is granted, there are no income tax consequences for the participant or the Company. When a stock appreciation right is redeemed, in general, the participant recognizes compensation equal to the cash and/or the fair market value of the shares received upon redemption. The Company is entitled to a deduction equal to the compensation recognized by the participant.

New Plan Benefits

Because benefits under the Plan will depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received under the Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the 1999 Directors’ Stock Option Plan.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of June 30, 2004. All outstanding awards under our plans relate to options to purchase our common stock and stock awards.

	Fiscal Year ended June 30, 2004
	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
	(shares in thousands)
Equity compensation plans approved by stockholders(1)	11,507	$10.40	5,559
Equity compensation plans not approved by stockholders	1,032	$7.49	1,742

Total	12,539	$10.16	7,301

(1)	This table does not include compensation plans from which we are no longer issuing shares, except for the future issuance of shares upon exercise of options that are still outstanding. As of June 30, 2004 there were still options to acquire 13,507 shares with a weighted-average exercise price of $33.19 outstanding under such plans. We assumed all of these options in connection with acquisitions of certain business entities.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 30, 2004 by: (a) each director and nominee for director named in “Proposal 1-Election of Directors”; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all such executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of September 30, 2004, approximately 67,097,976 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of September 30, 2004, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals named below is: c/o Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, California 94063, other than FMR Corp, which is located at 82 Devonshire Street, Boston, MA 02109, and Wellington Management Company, LLP, which is located at 75 State Street, Boston, MA 02109.

The following table indicates those owners and their total number of beneficially-owned shares, including shares subject to options exercisable within 60 days of September 30, 2004; however, unless otherwise indicated, these shares do not include any options or restricted stock awarded after September 30, 2004:

Beneficial Owner	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Don Listwin(2)	2,336,640	3.5%
Alan J. Black(3)	367,757	*
Harold L. Covert, Jr.(4)	12,666	*
Kenneth D. Denman(5)	0	*
Bo C. Hedfors(6)	23,166	*
David A. Hose(7)	208,103	*
Masood Jabbar(8)	10,000	*
Kevin J. Kennedy(9)	2,550	*
Joshua A. Pace(10)	95,111	*
Bernard Puckett(11)	93,447	*
Jon Shantz(12)	248,639	*
Allen E. Snyder(13)	652,466	1.0%
All directors and executive officers as a group (12 persons)	4,050,545	6.0%
FMR Corp.(14)	3,895,457	5.8%
Wellington Management Company, LLP(15)	7,493,698	11.2%

*	Less than 1% of the outstanding shares of common stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on approximately 67,097,976 outstanding shares on September 30, 2004, adjusted as required by rules promulgated by the SEC.
(2)	Includes 3,833 shares held by Baleri Fund, LLC, a limited liability company of which Mr. Listwin and his former spouse are the sole members and 798 shares held in his children’s trusts. Also includes 25,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(3)	Includes 78,802 shares held by The Black Trust dated November 2001. Also includes 284,973 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.

(4)	Includes 12,666 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(5)	Mr. Denman was granted options to purchase 20,000 shares from the Company’s 1996 Stock Plan when he joined the Board of Directors in April 2004 and 25% of the shares underlying such option shall vest after his first 12 months of service on the Board. In May 2004, Mr. Denman was granted additional options to purchase 30,000 shares from the Company’s 1996 Stock Plan and 25% of the shares underlying such option shall vest after the first 12 months of his date of grant.
(6)	Includes 23,166 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(7)	Includes 108,105 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(8)	Includes 10,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(9)	Includes 1,800 shares held by Kevin J. Kennedy & Barbara A. Kennedy as Trustees of the Kennedy Family Trust under agreement dated November 19, 1998. Also includes 340 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(10)	Includes 26,779 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(11)	Includes 85,395 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(12)	Includes 197,160 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004.
(13)	Includes 366,473 shares issuable upon exercise of outstanding options exercisable within 60 days of September 30, 2004. Also includes 160,000 shares of restricted stock granted to Mr. Snyder on October 4, 2004.
(14)	Based solely on Amendment No. 2 to Form 13G filed by FMR Corp. on October 12, 2004.
(15)	Based solely on a Form 13G filed by Wellington Management Company, LLP on July 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file, with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Alan Black filed a Form 4 in September 2004 with respect to a transfer of Company shares to the Goldman Sachs 2000 Exchange Place Fund in or around May 2000. The Company has also been informed that Charles Parrish and Benjamin Linder, formerly executive officers of the Company, are each in the process of completing a Form 4 filing relating to the transfer by each of them, respectively, of Company shares to the Goldman Sachs 2000 Exchange Place Fund in or around May 2000.

MANAGEMENT

EXECUTIVE OFFICERS

The Company’s executive officers and their ages, as of October 15, 2004, are as follows:

Name	Age	Position
Don Listwin	45	President, Chief Executive Officer and Director
David A. Hose	42	Senior Vice President, Client Business
Joshua A. Pace	37	Senior Vice President and Chief Financial Officer
Steve Peters	45	Executive Vice President, Chief Administrative Officer
Jon Shantz	46	Formerly Senior Vice President of Market Development
Allen E. Snyder	50	Executive Vice President, Server Business

The address of each executive officer is: c/o Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, CA 94063.

For the biographical summary of Don Listwin, see “Election of Directors.”

David A. Hose was promoted to Senior Vice President, Client Business in October 2004. Previously, Mr. Hose had served as Senior Vice President and Chief Development Officer since August 2003. Prior to that, Mr. Hose had served as Vice President and General Manager of the Mobile Infrastructure Products Group of the Company since joining the Company in August 2002. From February 1995 to August 2002, Mr. Hose was the Chief Executive Officer, President and Chairman of the Board of Directors of SignalSoft Corporation, a company he co-founded. Prior to founding SignalSoft, Mr. Hose served as the Vice President of Engineering at SCC Communications Corp, now known as Intrado, Inc., from January 1993 to January 1995. Between 1982 and 1993, Mr. Hose was employed in various management roles at SCC Communications Corp, GeoBased Systems, Criterion, Inc. and J&D Software. Mr. Hose is an architect for various Geographic Information Systems (GIS) products and holder of issued and pending telecommunications patents for location based services. He currently serves on the Board of Directors of Incomit, AB and Bridgeport Networks. Mr. Hose had attended the University of San Diego and studied in Computer Science.

Joshua A. Pace has served as Senior Vice President and Chief Financial Officer since July 2004. Previously, Mr. Pace had served as Chief Accounting Officer since April 2003 and Vice President of Finance of the Company since May 2001. Prior to joining the Company, from August 2000 to March 2001, Mr. Pace was Senior Vice President and Chief Financial Officer of M2Networx, a provider of visual desktop collaborations services located in San Francisco. Before joining M2Networx, from March 1999 to August 2000, Mr. Pace served as Vice President of Finance at Covad Communications, Inc. From November 1991 to March 1999, Mr. Pace was at US West Communications in a variety of financial positions, including Executive Director of Finance Operations. Mr. Pace holds a BS in Accounting from the University of North Carolina in Greensboro and an MBA in International Finance from the University of Colorado.

Steve Peters was promoted to Executive Vice President, Chief Administrative Officer in October 2004. Previously, Mr. Peters had been Senior Vice President, Chief Administrative and Legal Officer since April 2003 and prior to that, was Vice President and General Counsel of the Company since February 1999. Before joining the Company, from June 1997 to July 1998, he served as Vice President of Business Development at Baan Company N.V., currently a division of Invensys PLC. Prior to joining Baan, Mr. Peters spent 9 years at Adobe Systems Inc. in a variety of roles, including Associate General Counsel and later Director of Business Development. As Director of Business Development at Adobe, Mr. Peters assisted in managing Adobe venture capital investments, strategic business planning and managed mergers and acquisitions for the Graphics Division. Mr. Peters was also a co-founder of 2 Entre Computer Franchises. Mr. Peters holds a JD from Stanford University, attended Universite de tours, Tours, France on a Rotary Fellowship and has a BA degree, summa cum laude in American Studies from University of Southern Mississippi Honors College.

Jon Shantz has served as Senior Vice President of Market Development since August 2003 until his resignation from such position in October 2004. He was Senior Vice President of Business Development of the Company since December 2001. Prior to joining the Company, Mr. Shantz held various positions at Cisco Systems, including Vice President and General Manager, Mobile Business Unit from 1999 to 2001, Vice President, Market Development – Service Provider from 1998 to 1999; Vice President, Service Provider Marketing from 1996 to 1997; and Vice President, Service Provider from 1995 to 1996. Prior to joining Cisco Systems, Mr. Shantz headed the Advanced Product and Services area at British Telecom in the U.K. Mr. Shantz began his career at Bell Labs and then Bellcore serving in a variety of positions for 10 years. He received his Bachelor of Arts in Economics and Mathematics at the University of California, Santa Barbara, MS in Systems Engineering at the University of Arizona and an MBA from Rutgers University.

Allen E. Snyder was promoted to Executive Vice President, Server Business in October 2004. Previously, Mr. Snyder had been Senior Vice President, Worldwide Customer Operations since October 2002 and prior to that, was Senior Vice President, Customer Advocacy of the Company from December 2000. Before joining the Company, he served as Vice President, Oracle Support Services, Americas from 1997 until he was promoted to Senior Vice President in 1999. Prior to joining Oracle, Mr. Snyder was Vice President of Operations, Worldwide Services at Digital Equipment Corporation. Mr. Snyder has over 27 years of experience in the high-tech industry, including 21 years of management leadership in product sales, customer service, software support and professional services. Mr. Snyder is a graduate of the United States Air Force’s combined Electrical Engineering and Computer Technologies program. He received an ASEE from USAF and is a graduate of Northeastern University’s Executive Management Development Program.

Compensation of Executive Officers

Summary Compensation Table

The following table indicates information for the fiscal years ended June 30, 2004, 2003 and 2002 concerning compensation of the Company’s Chief Executive Officer, its four most highly compensated executive officers and two former executive officers for last fiscal year. These officers, including the CEO, are referred to as the named executive officers.

		Annual Compensation						Long-Term Compensation				All Other Compen- sation(1) ($)
								Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compen- sation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options (#)
Don Listwin President and Chief Executive Officer	2004 2003 2002	233,334 329,615 250,000	(2)	700,000 750,000 —		— — —		609,573 879,996 —	(3) (4)	133,333 1,766,666 1,766,666	(5) (6) (7)	337 540 360

Alan J. Black Senior Vice President, Managing Director of Europe, Middle East and Africa	2004 2003 2002	275,000 276,750 270,834		745,388 641,765 —	(8) (9)	322,298 — —	(10)	— — 539,100	(11)	80,830 274,999 141,666		540 540 360

David A. Hose Senior Vice President, Client Business	2004 2003 2002	300,000 265,833 —		379,500 213,500 —	(12)	— — —		472,647 123,999 —	(13) (14)	100,000 266,664 —		540 487 —

Kevin J. Kennedy Advisor to CEO, Formerly Chief Operating Officer	2004 2003 2002	102,750 375,000 328,125	(15) (16)	903,000 657,291 1,087,405		224,237 342,947 123,504	(17) (17) (17)	— — 2,053,500	(18)	— 1,166,666 1,000,000	(19)	202 810 495

Joshua A. Pace Senior Vice President and Chief Financial Officer	2004 2003 2002	240,000 207,128 190,914		200,000 111,867 8,197		— — —		118,148 124,500 —	(20) (21)	57,331 15,250 38,331		464 392 261

Jon Shantz Formerly Senior Vice President, Market Development	2004 2003 2002	271,676 275,000 151,247		137,500 200,000 24,134		— — —		236,324 — —	(22)	87,666 209,999 126,666		810 675 285

Allen E. Snyder Executive Vice President, Server Business	2004 2003 2002	310,000 301,250 270,834		553,732 534,501 203,125	(23) (24)	— — —		472,648 186,000 —	(25) (26)	164,164 316,665 141,665		1,026 810 540

(1)	Consists solely of life insurance premiums paid by the Company.
(2)	Effective February 1, 2004, Mr. Listwin voluntarily reduced his base salary from $400,000 to $1 per year until the Company has achieved an agreed upon level of profitability.
(3)

Consists of two grants of 20,833 shares each of the Company’s common stock at a fair market value of $13.68 and $15.58, respectively, per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of October 20, 2003 and January 28, 2004, respectively. Mr. Listwin held a total of 34,144 unvested shares of restricted stock with an aggregate value of $433,628 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Listwin will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(4)	Consists of a grant of 166,666 shares of the Company’s common stock at a fair market value of $5.28 per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of December 20, 2002.
(5)	In October 2003, Mr. Listwin was granted options to purchase a total of 133,333 shares of common stock with an exercise price of $13.68, which was the fair market value on the date of grant. The shares vest at the rate of 1/48 monthly, commencing one month from the vesting commencement date of October 20, 2003.
(6)	In February 2003, Mr. Listwin was granted options to purchase a total of 1,766,666 shares of common stock with an exercise price of $3.57, which was the fair market value on the date of grant. The shares vest at the rate of 1/48 monthly, commencing one month from the vesting commencement date of September 11, 2000.
(7)	In October 2001, Mr. Listwin was granted options to purchase a total of 1,766,666 shares of common stock with an exercise price equal to the per share fair market value of the Company’s stock on the date of grant. Mr. Listwin subsequently agreed to the cancellation of this award in its entirety in August 2002, in exchange for the replacement grant described in Note (5) above.
(8)	This amount includes $31,500 in bonuses, which were earned in fiscal year 2004, but not paid to Mr. Black until August of 2004.
(9)	This amount includes $53,337 and $77,144 in bonuses, which were earned in fiscal year 2003, but not paid to Mr. Black until August and September of 2003, respectively, and is not included in fiscal year 2004.
(10)	Pursuant to the amended and restated offer letter entered into between Mr. Black and the Company, dated as of May 2003, the Company agreed to reimburse Mr. Black for certain standard international assignment benefits for executive expatriates including tax equalization for compensation paid and a relocation package for Mr. Black and his immediate family to and return from his international assignment.
(11)	Consists of a grant of 10,000 shares of the Company’s common stock at a fair market value of $53.91 per share. These shares of restricted stock vested 50% on July 20, 2002 and the remaining 50% vested on July 20, 2003.
(12)	This amount includes $51,709 in bonuses, which were earned in fiscal year 2004, but not paid to Mr. Hose until August of 2004.
(13)	Consists of two grants of 16,666 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively. Mr. Hose held a total of 27,315 unvested shares of restricted stock with an aggregate value of $346,900 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Hose will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(14)	Consists of a grant of 66,666 shares of the Company’s common stock at a fair market value of $1.86 per share. These shares of restricted stock vest vested on October 1, 2003, one year after the vesting commencement date.
(15)	Pursuant to Mr. Kennedy’s Transition Employment Agreement, effective as of September 22, 2003, Mr. Kennedy ceased serving as the Company’s Chief Operating Officer and receives a base salary of $2,000 per month in a part time position as Advisor to the CEO.
(16)	Mr. Kennedy joined the Company in August 2001. Mr. Kennedy’s base salary on an annualized basis for fiscal year 2002 was $375,000.
(17)	Pursuant to the offer letter entered into when Mr. Kennedy joined the Company as its Chief Operating Officer, the Company agreed to reimburse Mr. Kennedy for certain personal income taxes arising as a result of certain compensation paid to him pursuant to the offer letter.
(18)	Consists of a grant of 50,000 shares of the Company’s common stock at a fair market value of $41.07 per share. Of the total number of shares of restricted stock, 8,334 shares were immediately vested on the date of grant, and 8,333 shares vested at the end of each calendar quarter beginning December 31, 2001 and ending on December 31, 2002.
(19)

In fiscal year 2002, Mr. Kennedy was granted options to purchase an aggregate of 1,000,000 shares of the Company’s common stock (666,766 shares at an exercise price of $41.07 per share and 333,334 shares at an exercise price of $23.43 per share). Subsequently, Mr. Kennedy cancelled these options in April 2003 in connection with his transition employment agreement and waived his rights under the stock option exchange program.

(20)	Consists of two grants of 4,166 shares each of the Company’s common stock at a fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively. Mr. Pace held 6,829 unvested shares of restricted stock with an aggregate value of $86,728 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Pace will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(21)	Consists of a grant of 25,000 shares of the Company’s common stock at a fair market value of $4.98 per share. These shares of restricted stock vested 50% on April 29, 2004 and the remaining 50% vest monthly over the next year commencing on May 29, 2004. Mr. Pace held 10,417 unvested shares of restricted stock with an aggregate value of $132,296 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Pace will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(22)	Consists of two grants of 8,333 shares each of the Company’s common stock at a fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively. Mr. Shantz held 13,658 unvested shares of restricted stock with an aggregate value of $173,457 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Shantz will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(23)	This amount includes $100,385 in bonuses, which were earned in fiscal year 2004, but not paid to Mr. Snyder until August of 2004.
(24)	This amount includes $103,860 in bonuses, which were earned in fiscal year 2003, but not paid to Mr. Snyder until August 2003 and is not included in fiscal year 2004.
(25)	Consists of two grants of 16,666 shares each of the Company’s common stock at the fair market value of $12.66 and $15.70, respectively, per share. These shares of restricted stock vest at the rate of 1/36 monthly, commencing one month from the vesting commencement date of October 27, 2003 and January 27, 2004, respectively. Mr. Snyder held 27,315 unvested shares of restricted stock with an aggregate value of $346,900 based on a closing price of $12.70 as of June 30, 2004. As the holder of restricted common stock, Mr. Snyder will receive the same distributions as other holders of the Company’s common stock, when, if and as declared by the Company’s Board of Directors.
(26)	Consists of a grant of 100,000 shares of common stock at a fair market value of $1.86 per share. These shares of restricted stock vested 100% on October 1, 2003.

Option Grants In Last Fiscal Year

The following table provides information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended June 30, 2004 to the named executive officers. All of the grants to the named executive officers were made pursuant to the Company’s 1995 or 1996 Stock Option Plan.

The potential realizable values are net of exercise price and are based on an assumption that the price of the Company’s common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term, which is generally ten years from the date of grant. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws, option provisions that require vesting prior to exercise or option provisions that require termination of the option generally three months following termination of employment. These amounts or the assumed annual rates of return are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the shares of the Company’s common stock. Actual gains, if any, on stock option exercises depend upon the actual future performance of the common shares and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be realized.

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)		Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
							5%	10%
Don Listwin	133,333	(2)	1.45%		13.68	10/20/13	1,147,100	2,906,978

Alan J. Black	80,830	(3)	0.88%		12.66	10/27/13	643,553	1,630,889

David A. Hose	100,000	(3)	1.09%		12.66	10/27/13	796,181	2,017,678

Joshua A. Pace	57,331	(3)	0.62%		12.66	10/27/13	456,458	1,156,755

Jon Shantz	12,666 75,000	(4) (5)	0.14 0.82	% %	11.62 11.22	12/05/13 12/12/13	92,560 529,215	234,565 1,341,134

Allen E. Snyder	64,164 100,000	(4) (5)	0.70 1.09	% %	11.62 11.22	12/05/13 12/12/13	468,895 705,620	1,188,272 1,788,179

(1)	Shares underlying total options granted to employees totaled approximately 9.2 million shares for the fiscal year ended June 30, 2004.
(2)	These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of October 20, 2003.
(3)	These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of October 27, 2003.
(4)	These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of December 5, 2003.
(5)	These option shares vest and become exercisable at the rate of 1/48th monthly commencing one month from the vesting commencement date of December 12, 2003.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table describes, for the named executive officers, the number and value of exercisable and unexercisable options held by each of them as of June 30, 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Don Listwin	1,667,359	22,642,282	0	110,417	0	1,008,107
Alan J. Black	—	—	239,280	149,882	1,444,929	783,546
David A. Hose	94,500	1,148,632	79,106	165,278	599,647	767,483
Kevin J. Kennedy	745,369	9,932,197	0	0	0	0
Joshua A. Pace	6,778	97,929	18,693	47,110	21,801	65,043
Jon Shantz	—	—	157,936	139,729	1,192,639	660,732
Allen E. Snyder	—	—	299,138	181,691	2,587,349	815,101

The “Value of Unexercised In-the-Money Options at Fiscal Year End” is based on a value of $12.70 per share, the fair market value of the Company’s common stock as of June 30, 2004, as determined based upon the closing price of the Company’s common stock on NASDAQ, less the per share exercise price, multiplied by the number of shares underlying the option. All options listed above were granted under the Company’s 1995 or 1996 Stock Plan, which plans were approved by the Company’s stockholders.

Ten-Year Option/SAR Repricings

The following table describes the cancellation of options issued by the Company to persons who are or were executive officers at any point during the last ten completed fiscal years, in consideration for a new option grant at a potentially lower exercise price.

In all cases: (a) the cancellation of the options and agreement to issue replacement options were pursuant to an exchange offer or agreement; (b) participation in the applicable exchange was voluntary; (c) the replacement options were required to be granted in the period between six months and one day and seven months after the cancellation of the old options; (d) the replacement options were required to be granted with an exercise price equal to fair market value of the Company’s common stock on the date of the new grant; and (e) the vesting schedule and vesting commencement date of the new options remained the same as the cancelled options.

In each case, the Company authorized the cancellation of the underlying award and grant of the replacement options in recognition of the fact that the exercise price of the majority of outstanding options was significantly higher than the current stock price at the time of the applicable exchange which reduced the potential incentive of this reward program and provided less impact in terms of employee retention. In addition, the Company designed the 2003 exchange program to significantly reduce the number of outstanding employee stock options.

Compensation Committee

Bernard Puckett,

Bo Hedfors and Kenneth D. Denman

Officer Name	Cancellation or Exchange Date	Number of Securities Underlying Stock Options Cancelled and Exchanged(#)	Market Price of Common Stock at Time of Cancellation and Exchange($)	Exercise Price of Stock Options Cancelled and Exchanged($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Cancellation and Exchange (in Years)
Donald J. Listwin President and Chief Executive Officer	01/10/2001 04/12/2001 08/07/2002	500,000 1,500,000 1,766,666	105.00 81.12 3.90	258.19 258.19 23.43	23.43 23.43 3.57	9.69 9.43 9.23

Alan J. Black Senior Vice President, Managing Director of Europe, Middle East and Africa	04/24/2003 04/24/2003 04/24/2003 04/24/2003	24,999 33,333 141,666 25,000	6.06 6.06 6.06 6.06	254.81 291.38 37.53 105.00	12.66 12.66 12.66 12.66	7.22 7.37 8.41 7.71

Joshua A. Pace Senior Vice President and Chief Financial Officer	04/24/2003 04/24/2003	24,999 13,332	6.06 6.06	60.72 16.17	12.66 12.66	8.34 8.96

Steve Peters Executive Vice President, Chief Administrative Officer	04/24/2003 04/24/2003 04/24/2003 04/24/2003	6,666 24,999 16,666 49,999	6.06 6.06 6.06 6.06	254.81 105.00 53.91 23.43	12.66 12.66 12.66 12.66	7.22 7.71 8.24 8.52

Jon Shantz Formerly Senior Vice President, Market Development	06/04/2003	126,666	7.11	29.96	11.62	8.50

Allen E. Snyder Executive Vice President, Server Business	06/04/2003 06/04/2003 06/04/2003 06/04/2003	99,999 16,666 24,999 100,000	7.11 7.11 7.11 7.11	82.69 53.91 23.43 16.17	11.62 11.62 11.62 11.62	7.59 8.13 8.41 8.85

Francis Yu Formerly Vice President of Device Product Group	09/17/2001 09/17/2001 04/24/2003 04/24/2003	3,000 4,000 26,667 14,583	41.94 41.94 6.06 6.06	254.81 105.00 24.00 16.17	16.17 16.17 12.66 12.66	8.82 9.31 6.13 8.96

Employment Agreements and Termination of Employment and Change of Control Agreements with Named Executive Officers.

Except as described below, the Company has not entered into employment agreements with its named executive officers. The employment of each officer may be terminated at any time at the discretion of the Company’s Board of Directors, subject, however, to certain severance obligations described below.

Mr. Listwin and the Company entered into an amended and restated employment agreement in February 2003, which was amended further in February 2004. Under this agreement, as amended, Mr. Listwin (i) is entitled to an annual base salary of $400,000 which Mr. Listwin has voluntarily reduced to $1 per year until such time as the Company has achieved an agreed upon level of profitability, and (ii) as part of the Company’s corporate incentive plan, is eligible to earn annual incentive compensation targeted at 85% of his base salary (prior to his voluntary reduction in his base salary), with actual incentive compensation to be determined to be below, at, or above target, in accordance with his and the Company’s achievement level against financial and other performance objectives established by the Compensation Committee. However, the Company’s corporate incentive plan was suspended for calendar year 2004 and no payments were made or will be made to any employees under such plan for that period.

Pursuant to his amended and restated employment agreement, if Mr. Listwin’s employment is terminated for any reason other than for cause, death, or disability, or is terminated as a result of an “involuntary termination,” (as defined below) then: (a) he will receive severance pay consisting of twelve months base salary (prior to the voluntary reduction) plus his annual target bonus amount for the year in which termination occurs, (b) 50% of his then unvested stock options and restricted stock will immediately vest, (c) he will have one year from date of his employment termination to exercise all vested options, (d) his remaining unvested options shall not expire until the earlier of their original expiration date or one year after the employment termination date, and (e) the Company will continue to provide the Company’s standard health insurance and life insurance benefits to Mr. Listwin for one year following his employment termination unless another employer provides Mr. Listwin with comparable coverage. If Mr. Listwin is terminated for any reason other than for cause, death, or disability or as a result of an “involuntary termination” within 18 months following a “change of control” transaction (as defined below in the discussion on change of control agreements for the other named executive officers) then, in consideration for his release of any claims he may have against the Company as well as his agreement not to compete with the Company for one year following the employment termination, he will be entitled to receive the severance pay and benefits described above, except that 100%, rather than 50%, of his then unvested stock options and restricted stock will immediately vest. For purposes of Mr. Listwin’s employment agreement, “involuntary termination” means termination of Mr. Listwin’s employment based upon the occurrence of any of the following events, unless consented to by Mr. Listwin: (i) a greater than 10% reduction in Mr. Listwin’s base salary, target bonus amount and benefits, unless all executive officers are subject to similar reductions, (ii) a material change in Mr. Listwin’s status or his responsibilities, (iii) the Company’s failure to retain Mr. Listwin as its CEO, (iv) the Company’s failure to nominate Mr. Listwin for re-election as a member of the Company’s board of directors, or (v) a job relocation that increases Mr. Listwin’s commute by more than thirty miles. In the event that any of the payments made to Mr. Listwin constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Tax Code”), he will be entitled to receive the severance pay and benefits described above in full and shall receive an additional lump sum cash payment that is sufficient, after taking into account all applicable taxes, to cover all excise taxes imposed by Sections 280G and 4999 of the Tax Code.

Mr. Black and the Company entered into an amended and restated employment agreement in May 2003. Under this agreement, Mr. Black: (i) agreed to serve as Senior Vice President, Managing Director – EMEA through August 31, 2004, (ii) will receive an annual base salary of $275,000 and (iii) will be eligible for a quarterly bonus of up to $37,500 based upon Mr. Black’s achievement of his quarterly incentive base objectives and an additional quarterly bonus of up to $75,000 based upon Mr. Black’s achievement against his quarterly stretch incentive objectives but the actual payout may be higher, or lower, in accordance with the Company’s General Manager, Variable Pay Plan. If Mr. Black is not offered an executive level position reporting to the CEO at the conclusion of his international assignment as Senior Vice President, Managing Director – EMEA, then Mr. Black shall be entitled to terminate his employment and receive a severance consisting of COBRA health insurance premium payments and cash severance payment equal to one year’s base salary.

Mr. Hose and the Company entered into an amended and restated employment agreement in January 2003. Under this agreement, Mr. Hose is entitled to (i) a $300,000 annual base salary, (ii) annual incentive compensation targeted at 60% of his base salary with an opportunity to earn annual incentive compensation, in total, of up to 90% of his base salary based upon performance against objectives established by the CEO. Under the agreement, Mr. Hose also agreed not to compete with the Company during his employment and for a period of 6 months following termination of his employment with the Company.

Mr. Kennedy and the Company entered into a transition employment agreement, dated September 2003. The transition employment agreement terminated all prior severance agreements between Mr. Kennedy and the Company and changed Mr. Kennedy’s role from Chief Operating Officer to a part-time advisor to the Chief Executive Officer for the period from October 1, 2003 to June 30, 2005. In connection with the employment transition agreement, Mr. Kennedy executed a general release of claims arising out of his employment through such date. Under the employment transition agreement, Mr. Kennedy (a) is entitled to receive a salary of $2,000 per month from October 1, 2003 through June 30, 2005, and (b) his then outstanding stock options continued to vest until June 30, 2004. In addition, in consideration of and subject to his continued board service, Mr. Kennedy will be granted the following options to purchase shares of the Company’s common stock with an exercise price equal to the fair market value on the date of grant: (i) an option to purchase 8,000 shares at the first board meeting held after July 1, 2004 and (ii) an option to purchase 12,000 shares at each of the first board meetings of calendar year 2005 and calendar year 2006. These options will vest ratably on a monthly basis over a four-year term based upon his continued board service.

Mr. Pace and the Company entered into an amended and restated employment agreement in April 2003, which was further amended in July 2004. Under this agreement, Mr. Pace is entitled to: (i) an annual base salary of $275,000 and (ii) as part of the Company’s corporate incentive plan, a cash bonus based upon a target equal to 50% of his base salary, with the actual annual incentive cash award determined based on the Company’s achievement level against pre-established financial and performance objectives. However, the Company’s corporate incentive plan was suspended for calendar year 2004 and no payments were made or will be made to any employees under such plan for that period.

Mr. Peters and the Company entered into an amended and restated employment agreement on October 2004. Under this agreement, Mr. Peters: (i) agreed to serve as Executive Vice President and Chief Administrative Officer, (ii) is entitled to an annual base salary of $300,000 and (iii) for the quarter ending December 31, 2004, will be eligible for a quarterly incentive cash compensation award targeted at 15% of his annual base salary (i.e., $45,000); and, thereafter for each six-month period, an incentive cash compensation award targeted at 30% of his annual base salary (i.e., $90,000 for each six-month period, at his current base salary). His actual incentive compensation may vary and shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. In addition, Mr. Peters, received (i) an option to purchase 200,000 shares of the Company’s common stock, which vests over a three-year period, and (ii) a restricted stock award of 160,000 shares of the Company’s common stock, which vests over a four year period. If Mr. Peters’ employment is terminated without cause then the next 40,000 shares under the restricted stock award due to vest within the next 12 months, if any, shall accelerate and vest automatically upon termination of employment.

Mr. Shantz and the Company entered into an Employment Transition & Release Agreement, dated October 15, 2004. Pursuant to such agreement, Mr. Shantz will continue to serve as an employee of the Company through January 15, 2005 and continue to receive his current salary of $22,920 per month (or $275,000 on an annualized basis). From January 16, 2005 through October 15, 2005 and subject to receiving a general release of claims and covenant not to compete by Mr. Shantz, the Company will pay Mr. Shantz transition payments of $22,920 per month for such 9-month period.

Mr. Snyder and the Company entered into an amended and restated employment agreement on October 2004. Under this agreement, Mr. Snyder: (i) agreed to serve as Executive Vice President, Server Business, (ii) is entitled to an annual base salary of $350,000 and (iii) for the quarter ending December 31, 2004, will be eligible for a quarterly incentive cash compensation award targeted at 25% of his annual base salary (i.e., $87,500); and thereafter, for each six-month period, an incentive cash compensation award targeted at 50% of his annual base salary (i.e., $175,000 for each six-month period, at his current base salary). His actual incentive compensation may vary and shall be determined based upon a combination of the Company’s achievement level against financial and other performance objectives and his individual performance. In addition, Mr. Snyder, received (i) an option to purchase 200,000 shares of the Company’s common stock, which vests over a three-year period, and (ii) a restricted stock award of 160,000 shares, which vests over a four year period. Mr. Snyder is also eligible to receive up to five additional restricted stock awards of 10,000 shares each based upon achievement of specific sales objectives established, with each such additional award vesting over four years. If Mr. Snyder’s employment is terminated without cause, the next 40,000 shares under the 160,000 share restricted stock award due to vest and the next 2,500 shares under each 10,000 share additional award due to vest within the next 12 months shall accelerate and vest automatically upon termination of employment. Mr. Snyder is entitled to a severance payment of: (a) twelve months of base salary plus target incentive compensation and twelve months health insurance coverage if his employment is terminated other than for cause on or prior to October 1, 2008.

“Change of control” agreements are currently in effect between the Company and the following executive officers: Messrs. Listwin, Black, Hose, Pace, Peters, Shantz and Snyder. The Company terminated its obligations under the “change of control” agreement with Mr. Kennedy when it entered into the employment transition agreement with him in September 2003.

For purposes of each of these agreements, “change of control” means any of the following: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related person that will continue the business of the Company in the future, (ii) a merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation does not represent more than 50% of the total voting power of the surviving controlling entity outstanding immediately after such merger or consideration and (iii) the direct or indirect acquisition of beneficial ownership of at least 50% of the voting securities of the Company by a person or group of related persons, provided that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company. With respect to Mr. Listwin’s change of control agreement only, the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company would also constitute a “change of control”.

Mr. Listwin’s change of control agreement is part of his amended and restated employment agreement and the terms are described above.

Messrs. Black, Hose, Pace, Peters, Shantz and Snyder are each party to the Company’s standard executive officer severance and change of control agreement. This agreement provides that 50% of the applicable employee’s then unvested options and shares of restricted stock will vest upon a change of control, and that, if his employment is terminated (other than as a result of death or disability) either by the Company without cause or as a result of an “involuntary termination” (described below) within the period commencing two months preceding the change of control (six months, in the case of Mr. Black) and ending twenty-four months following the change of control, any remaining unvested options and shares of restricted stock shall vest, any loan obligations to the Company shall be forgiven, and he shall receive severance payments equal to one year base salary. For purposes of these agreements, “involuntary termination” means the employee’s resignation from the Company within three months of the occurrence of any of the following events: (i) the significant reduction of the duties, authority, job title or reporting relationships, (ii) a substantial reduction, without good business reasons, of the facilities and perquisites available to the employee, (iii) a reduction by the Company in the base salary of the employee, (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, (v) the relocation of the employee to a facility or a location more than 25 miles from the employee’s then present location; (vi) the failure of the Company to obtain the assumption of this agreement by any successors, (vii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the employee and (viii) a significant adverse change to the employee’s title and reporting structure. Any benefits payable under this policy are coordinated with any similar benefits payable under any other agreement, plan, or arrangement and therefore payments under this plan shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement. In the event that any of the payments made to an executive officer under this agreement constitute “parachute payments” within the meaning of Section 280G of the Tax Code, the officer will be entitled to receive the severance pay and benefits described above in full and shall receive an additional lump sum cash payment that is sufficient, after taking into account all applicable taxes, to cover all excise taxes imposed by Sections 280G and 4999 of the Tax Code.

Messrs. Black, Hose, Pace, Peters, Shantz and Snyder are also covered as beneficiaries under an Executive Severance Plan that provides that any such executive who is terminated without cause shall receive severance payments equal to twelve months base salary and twelve months COBRA health insurance payments. Any benefits payable to an employee under this policy are coordinated with any similar benefits payable under any other agreement, plan, or arrangement (including the change of control agreement described above) and therefore payments under the Executive Severance Plan shall be reduced on a dollar for dollar basis to the extent like-kind benefits are paid or payable under a separate agreement, plan, or arrangement.

Limitation of Liability and Indemnification

The Company’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

The Company’s certificate of incorporation and bylaws further provide for the indemnification of its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise. The Company has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and may be unenforceable. The Company has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Company’s charter and bylaws. These agreements, among other things, provide for indemnification of its directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at its request. The Company believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

Certain Relationships and Related Transactions

Transactions with Management and Directors

Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company were or are to be a party in which the amount exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company’s common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

•	Compensation arrangements, which are described above; and

•	The transactions described below.

The Company made a $300,000 unsecured loan to Mr. Black in August 2001, which loan is evidenced by a promissory note and is payable over three years in three equal annual installments. Interest under the note accrues at 4.99% annually, but accrued interest is forgiven on an annual basis contingent upon Mr. Black’s continued employment. The loan has been repaid in full as of September 2004.

The Company made a $1,023,670 unsecured loan to Mr. Kennedy in December 2001, which loan is evidenced by a promissory note and was payable in six installments beginning July 2002. Interest under the note accrued at 3.94% annually. Mr. Kennedy timely made payments as they became due and paid the remaining balance of the loan in full in September 2003.

In August 2003, the Company and Kennedy Aviation, LLC, a company owned by Mr. Kennedy, agreed to terminate a time-share agreement with respect to an aircraft owned by Kennedy Aviation, LLC. For a period up to August 2003, the Company reimbursed final expenses of $67,269.97 incurred by Kennedy Aviation, LLC in connection with the Company’s use of the aircraft by the Company for Company business. To the Company’s knowledge, the amounts the Company reimbursed were less than the actual operating costs incurred by Kennedy Aviation, LLC for use relating to Company business, and the Company believes that the amounts billed for use of such aircraft are below the market rate charged by third-party commercial charter companies for use of similar aircraft.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers the Company’s executive compensation program. The Compensation Committee is currently composed entirely of non-employee directors who are independent, as determined by the Board, within the meaning of the listing standards of The NASDAQ Stock Market and regulations issued by the Internal Revenue Service and the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and approving all aspects of compensation (base salary, variable pay and long-term incentives) for the Chief Executive Officer (“CEO”) and the other senior executives of the Company, including the executives named in the compensation tables.

The Compensation Committee met six times during fiscal year 2004 and all Compensation Committee members are actively engaged in the review of matters presented. The Compensation Committee has access to independent compensation consultants and other experts for survey data and other information as it deems appropriate. During fiscal 2004, the Company utilized such services from time to time to assist with the design of the executive compensation program and to calibrate the program to Company performance and the competitive market.

Compensation Philosophy:

The Company operates in a competitive, dynamic and challenging industry. The Compensation Committee believes that the compensation programs for executive officers should be designed to: (a) attract and retain executive officers who possess the high-quality skills and talent necessary to achieve the Company’s business objectives, and (b) motivate executive officers to achieve these objectives. The principles that are the foundation of the Company’s executive compensation philosophy are:

•	Pay competitively, with compensation set at levels that will attract and retain key employees;

•	Strengthen the relationship between executive pay and stockholder value;

•	Align the financial interests of executive officers with the performance of the Company through the use of equity incentive compensation; and

•	Motivate executive officers to achieve business and strategic objectives by paying for achievement of the Company’s financial and operating performance and individual strategic goals.

Components of Executive Compensation:

Base Salary

Base salary for each of the Company’s executive officers is determined based upon an evaluation of the officer’s responsibilities, an assessment of the officer’s performance, and market comparisons from regularly scheduled compensation surveys. Base salary for each executive officer is reviewed on an annual basis and may be adjusted based upon a number of factors, including the executive’s performance and achievement, changes in the external market, and the executive’s contributions to meeting corporate and strategic performance goals.

As part of the evaluation made in fiscal 2004, there were no adjustments made to the base salary for any of the named executive officers. The Compensation Committee felt that this was appropriate in order to assist in the achievement of the Board’s cost control objectives.

Short-term Bonus/Variable Pay

The Company’s short-term bonus/variable pay programs are designed to provide for incentive awards, expressed as a percentage of base salary, based on achievement of corporate and individual performance goals.

Sales executives and non-executive employees, as well as other employees whose positions are focused on revenue generation, are generally eligible for payments that are tied to achievement of sales or revenue goals under a variable pay plan. Other executives and non-executive employees are eligible for payments under a corporate incentive plan that is tied to achievement of Company financial performance goals. However, the Company’s Corporate Incentive Plan was suspended for all of fiscal 2004 while the Company strived for profitability. Three of the named executive officers were participants in variable pay plans and received payouts under the applicable plans.

In fiscal year 2003, in order to secure key talent during a particularly challenging operational environment for the Company, the Compensation Committee adopted a performance/retention program that included the payment of bonuses to specified key employees, including certain executive officers. Payment of the bonuses was tied partially to the achievement of specific corporate financial performance objectives and partially to continued employment. Several named executive officers received a performance/retention bonus payout in fiscal 2004 under this program.

Long Term Incentives

The Company’s stock compensation plans have been established to provide selected employees of the Company with incentives to help align those employees’ interests with the interests of stockholders. The Compensation Committee believes in the current environment that a mixture of stock options and restricted stock offers the best approach to achieving the Compensation Committee’s goals of retaining executives and aligning their interests with stockholders under a range of different possible investment and industry scenarios. The Compensation Committee generally awards stock options, and when it deems it advisable, restricted stock, to executives once a year. These grants generally occur during the period from October through December.

Stock Options

Stock options have been a major component of the Company’s compensation package for most employees since shortly after the Company’s formation. Stock option grants are made to certain employees at the commencement of their employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. Periodic grants of stock options are generally made annually to eligible employees. In fiscal 2004, all executive officers were granted an award of stock options. The Compensation Committee determines actual awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Stock options granted by the Company generally have an exercise price equal to the fair market value of the Company’s common stock on the day of grant, typically vest based upon continued employment on a pro-rata basis over a three or four year period, and generally expire ten years after the date of grant.

Restricted Stock

The Company selectively uses restricted stock awards to retain and provide incentives to its executive officers. Generally the Company does not utilize such awards for most other employees. Typically, the Compensation Committee considers executive officers and other key employees for restricted stock awards after the Compensation Committee completes its review and assessment of the performance of the Company’s executive officers. Occasionally, however, restricted stock awards are made at a different time due to changes in job responsibilities or to meet other retention or performance objectives. In fiscal 2004, all executive officers were granted restricted stock awards that vest based upon continued employment over a two to three year period. Half of the restricted stock awards so granted were awarded based upon the Company’s achievement of pre-established corporate financial goals.

Benefits

The Company’s global benefits philosophy is that health and welfare benefits should provide employees with protection from catastrophic events and should be competitive in local markets. Other benefits, such as retirement benefits, should be competitive in local markets. Executive officers participate in the same benefit programs available to all employees.

Corporate Tax Deduction on Compensation for Certain Executive Officers:

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility of certain compensation exceeding $1 million per year paid to the company’s chief executive officer and its four other highest paid officers in office at fiscal year end. Pursuant to regulations issued by the Internal Revenue Service, certain types of compensation may be paid without regard to this $1 million limit and still comply with Section 162(m) if they meet the requirements for “performance-based” compensation. Among the requirements for “performance-based” compensation are payment in accordance with pre-established performance goals and stockholder approval of the material terms of such awards prior to payment. The Compensation Committee’s policy is to structure the compensation of its top executives, to the extent practical, so that none of their compensation becomes non-deductible under Section 162(m). However, the Company has awarded restricted stock grants to its executive officers that are earned through completion of years of continued service with the Company rather than the achievement of performance goals. In addition, the Company has not submitted its cash bonus arrangements with its senior executive officers for stockholder approval. As a result, Section 162(m) may limit the amount of compensation that the Company will be able to deduct in connection with its awards of restricted stock and the payment of cash bonuses to its senior executive officers.

Chief Executive Officer Compensation:

The Compensation Committee reviewed Mr. Listwin’s total compensation package in accordance with the principles of the Company’s compensation philosophy and its total compensation program described above. As a result of its review, the Compensation Committee made certain adjustments to individual components of Mr. Listwin’s total compensation package in October 2003. Also, in February 2004, based upon the request of Mr. Listwin and business considerations, the Compensation Committee reduced Mr. Listwin’s annual base salary to one dollar ($1.00).

Base Pay

Based upon its annual fall evaluation of the CEO’s performance and a review of base salary compensation data at comparable companies, the Compensation Committee concluded that Mr. Listwin had capably performed his duties and responsibilities and that his base salary was below average when compared to the chief executive officers of companies similar to the Company. However, for cost control reasons the Compensation Committee decided not to recommend an increase in Mr. Listwin’s base annual salary of $400,000. In February 2004, Mr. Listwin requested that his base salary be reduced to one dollar ($1.00) per year until the Company has achieved an agreed upon level of profitability and in order to assist the Company in its cost reduction efforts. The Compensation Committee approved this voluntary salary reduction.

Short-Term Bonus/Variable Pay

Mr. Listwin’s targeted bonus opportunity under the Company’s Corporate Incentive Plan is 85% of his base salary. As described above, the Corporate Incentive Plan was suspended for fiscal 2004. Therefore, no payout was made to Mr. Listwin under the Corporate Incentive Plan during fiscal 2004.

As described above, in fiscal year 2003, the Compensation Committee implemented a performance/retention program for certain key executives. Under that program, during fiscal 2004, Mr. Listwin received a $375,000 bonus for his achievement of a preset financial goal established by the Board of Directors based on significantly decreasing the amount by which the Company’s operating costs exceeded its revenues, and a $375,000 bonus based upon his continued service.

Long Term Incentives

The Compensation Committee granted Mr. Listwin an option to acquire 133,333 shares of the Company’s common stock on October 2003. The Compensation Committee also granted Mr. Listwin 41,666 shares of restricted stock during fiscal year 2004, with 20,833 shares of restricted stock granted on October 2003, and the remaining 20,833 shares granted on January 2004. The Compensation Committee arrived at these amounts based on a review of compensation survey data, its conclusion based on that data that Mr. Listwin’s cash compensation (even prior to the reduction of Mr. Listwin’s annual base salary to one dollar ($1.00)) was below average, a review of Mr. Listwin’s prior stock compensation awards, the Compensation Committee’s evaluation of Mr. Listwin’s performance, and the Company’s achievement of pre-established corporate financial performance goals.

The Compensation Committee

Bernard Puckett,

Bo Hedfors and Kenneth Denman*

*	Mr. Denman joined the Compensation Committee on July 15, 2004. During fiscal year 2004, Messrs. Puckett and Hedfors were the only members of the Compensation Committee.

REPORT OF THE

AUDIT COMMITTEE REPORT

OF THE BOARD OF DIRECTORS

The Audit Committee is currently comprised of three outside directors, all of whom are independent under Rule 4200(a)(15) of the NASDAQ listing standards. In October 2003, the Audit Committee adopted a revised charter, which sets forth the Audit Committee’s duties, responsibilities and authority, a copy which can be found posted on the Company’s Investor Relations website at www.openwave.com under the Corporate Governance section.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2004 with management and with the Company’s independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by professional standards and other regulatory requirements, and has discussed with KPMG LLP, such firm’s independence. The Audit Committee has considered the compatibility of the provision of certain non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the SEC.

Audit Committee

Harold L. Covert, Jr.,

Masood Jabbar and Bernard Puckett

PERFORMANCE MEASUREMENT COMPARISON

The following graph compares the cumulative total stockholder return data for the Company’s (formerly named Phone.com) common stock since June 30, 1999, to the cumulative return over such period of (i) The NASDAQ Stock Market (U.S.) Index and (ii) S&P Telecommunications Services Index. The graph assumes that $100 was invested on June 30, 1999 in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at the closing price of $84.00 per share and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

	6/30/99	6/30/00	6/29/01	6/28/02	6/30/03	6/30/04
Openwave Systems Inc.	$100.00	$232.59	$123.93	$20.04	$7.14	$15.12
The NASDAQ Stock Market (U.S.) Index	$100.00	$192.65	$68.58	$58.24	$56.04	$76.42
S&P Telecommunications Services Index	$100.00	$86.36	$60.59	$35.35	$37.45	$40.07

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation shall not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

By Order of the Board of Directors

Steve Peters

Secretary

October 26, 2004

In some cases, only one annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will furnish, without charge, a copy of its annual report on Form 10-K for the fiscal year ended June 30, 2004, to each stockholder who forwards a written request to: Secretary, Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, California 94063 to have a copy of the annual report delivered. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the annual report and who would rather receive a single copy of the annual report may instruct the Company by directing their request to the Company in the manner provided above.

ANNEX A

OPENWAVE SYSTEMS INC.

AMENDED AND RESTATED 1999 DIRECTORS’ STOCK OPTION PLAN1

as Amended and Restated effective November 30, 2004

Termination Date: November 30, 2014

1.    Purposes of the Plan.    The purposes of this Openwave Systems Inc. Amended and Restated 1999 Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)    “Award” means an Option or Stock Appreciation Right granted under the Plan.

(b)    “Award Recipient” means an Outside Director who receives an Award.

(c)    “Base Price” means the Fair Market Value of one Share on the date that a Stock Appreciation Right is granted.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change of Control” means the occurrence of any of the following events:

(i)    The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that will continue the business of the Company in the future;

(ii)    A merger or consolidation involving the Company in which the voting securities of the Company owned by the stockholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “stockholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation); or

(iii)    The direct or indirect acquisition of beneficial ownership of at least fifty percent (50%) of the voting securities of the Company by a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); provided, that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company (including any trustee of such plan acting as trustee).

[1]	Formerly known as the Unwired Planet, Inc. 1999 Directors’ Stock Option Plan. This Plan was updated on June 25, 2001, to reflect the name change of the Company and to reflect the 2-for-1 stock split of the Company’s outstanding common stock effected in November 1999. On October 21, 2003, the Company completed a 1-for-3 reverse stock split of the Company’s outstanding common stock; all share amounts stated in this Plan reflect the October 2003 reverse stock split.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Common Stock” means the Common Stock of the Company.

(h)    “Company” means Openwave Systems Inc., a Delaware corporation.

(i)    “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

(j)    “Corporate Transaction” means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(k)    “Director” means a member of the Board.

(l)    “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means the value of a Share as determined in accordance with Section 8(a) hereof.

(o)    “Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(p)    “Optioned Stock” means the Common Stock subject to an Option.

(q)    “Optionee” means an Outside Director who receives an Option.

(r)    “Outside Director” means a Director who is not an Employee.

(s)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t)    “Plan” means this Openwave Systems Inc. Amended and Restated 1999 Directors’ Stock Option Plan.

(u)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(v)    “Stock Appreciation Right” means the right to receive an amount of cash and/or Shares, as the case may be, equal to the Fair Market Value of one Share on the day the Stock Appreciation Right is redeemed, reduced by the Base Price applicable to such Stock Appreciation Right.

(w)    “Stock Appreciation Right Recipient” means an Outside Director who receives a Stock Appreciation Right.

(x)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that are available for Awards under the Plan is 400,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock. To the extent that a distribution pursuant to a Stock Appreciation Right is made in cash, the Pool shall remain unaffected.

If an Award should expire or become unexercisable or irredeemable for any reason without having been exercised in full, the Shares that were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option or redemption of a Stock Appreciation Right (e.g., in order to satisfy the exercise price for such Option), or withholding taxes, if any, due with respect to such exercise or redemption, shall be treated as not issued and shall continue to be available under the Plan. For the avoidance of doubt, Shares that are subject to a Stock Appreciation Right and that are not actually issued to the recipient pursuant to the terms of the Award shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option or redemption of a Stock Appreciation Right are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.    Administration of and Grants of Awards under the Plan.

(a)    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

(b)    Procedure for Grants.    All grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)    No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors.

(ii)    Each Outside Director who becomes an Outside Director for the first time after November 30, 2004, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, but excluding a person who becomes an Outside Director solely on account of his or her resignation or termination of employment with the Company, shall automatically be granted an Option to purchase 50,000 Shares (the “First Award”) on the date that such person becomes an Outside Director. In the event, however, that the Board exercises its discretion under Section 4(f) to grant Stock Appreciation Rights in lieu of Options, the First Award shall instead consist of a grant of Stock Appreciation Rights covering 50,000 Shares.

(iii)    Each Outside Director shall automatically be eligible for a grant of an Option to purchase a certain number of Shares on the date of the first Board of Directors meeting of each calendar year provided they are an Outside Director as of such grant date. The number of Shares subject to such Award shall be determined according to the schedule set forth in Subsections 4(b)(iii)(1)-(4) below. For the avoidance of doubt, a person who becomes an Outside Director solely on account of his or her resignation or termination of employment with the Company shall be entitled to an Award pursuant to this Subsection 4(b)(iii) based on the time such Director first becomes an Outside Director. In the event, however, that the Board exercises its discretion under Section 4(f) to grant Stock Appreciation Rights in lieu of Options, the Award instead shall consist of a grant of Stock Appreciation Rights covering the number of Shares determined pursuant to the schedule set forth in Subsections 4(b)(iii)(1)-(4) below.

(1)    a person who has served less than two full months as an Outside Director during the prior calendar shall not be awarded an Award;

(2)    a person who has served at least two full months, but less than five full months as an Outside Director during the prior calendar year, shall be granted Options or Stock Appreciation Rights, as the case may be, covering 10,000 Shares;

(3)    a person who has served at least five full months, but less than eight full months as an Outside Director during the prior calendar year, shall be granted Options or Stock Appreciation Rights, as the case may be, covering 20,000 Shares; and

(4)    a person who has served at least eight full months as an Outside Director during the prior calendar year, shall be granted Options or Stock Appreciation Rights, as the case may be, covering 30,000 Shares.

(iv)    Notwithstanding the provisions of Subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously acquired upon exercise or redemption of Awards to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Award on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(v)    Notwithstanding the provisions of Subsections (ii) and (iii) hereof, any grant of an Award made before the Company has obtained stockholder approval of the Plan in accordance with Section 18 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 18 hereof.

(vi)    The terms of each Award granted hereunder shall be as follows:

(1)    each Award shall be exercisable or redeemable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 or Section 10 below;

(2)    the exercise price or Base Price per Share shall be 100% of the Fair Market Value per Share on the date of grant of each Award, determined in accordance with Section 8(a) hereof;

(3)    each Award granted as a First Award to an Outside Director under Section 4(b)(ii) above shall vest and become exercisable or redeemable, with respect to 12,500 of the underlying Shares, on the one year anniversary of the date of grant, and with respect to the remaining 37,500 of the underlying Shares, in equal monthly installments, rounded in the aggregate to the nearest whole share, commencing with the 13th monthly anniversary of the grant date and ending on the 48th monthly anniversary of the grant date (and if a subsequent calendar month has a fewer number of days than the date of the monthly anniversary, then on the last day of such month); provided, however, that such Shares underlying the Award shall only vest as long as the Outside Director remains in Continuous Status as a Director of the Company on the respective vesting date;

(4)    each Award granted to an Outside Director under Sections 4(b)(iii), on or after November 30, 2004, shall vest and become exercisable or redeemable in equal monthly installments, rounded in the aggregate to the nearest whole share, commencing on the first monthly anniversary and ending on the 48th monthly anniversary (and if a subsequent calendar month has a fewer number of days than the date of the monthly anniversary, then on the last day of such month); provided, however, that such Shares underlying the Award shall only vest as long as the Outside Director remains in Continuous Status as a Director of the Company on the respective vesting date;

(5)    notwithstanding Sections 4(b)(vi)(3) through (4), each Award granted to an Outside Director shall immediately vest and become exercisable or redeemable upon the termination of such Outside Director’s Continuous Status as a Director for any reason (except upon such Outside Director’s resignation from the Board or determination not to stand for re-election) upon the occurrence of or within twenty-four (24) months following a Change of Control.

(c)    Powers of the Board.     Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(a) of the Plan, the Fair Market Value of the Common Stock; (ii) to determine the exercise price or Base Price per Share of Awards to be granted, which exercise price or Base Price shall be determined in accordance with Section 9 or Section 10 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)    Effect of Board’s Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Award Recipients and any other holders of any Options or Stock Appreciation Rights granted under the Plan.

(e)    Suspension or Termination of Award.    If the Chief Executive Officer or his or her designee reasonably believes that an Award Recipient has committed an act of misconduct, such officer may suspend the Award Recipient’s right to exercise or redeem any Award pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Award Recipient has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Award Recipient makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Award Recipient nor his or her estate shall be entitled to exercise or redeem any Award whatsoever. In making such determination, the Board (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Award Recipient an opportunity to appear and present evidence on his or her own behalf at a hearing before the Board or a committee of the Board.

(f)    Stock Appreciation Rights in Lieu of Options; Distribution.    Notwithstanding the provisions of Sections 4(b) through 4(e) hereof, the Board shall retain the right to make grants under this Plan in the form of Stock Appreciation Rights rather than in Options.

Stock Appreciation Rights granted in lieu of Options shall cover the same number of underlying Shares as the Options for which the Rights have been substituted and vested Stock Appreciation Rights shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the Stock Appreciation Right, the Stock Appreciation Right Recipient shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the Shares underlying the redeemed right over (ii) the aggregate Base Price in effect for those Shares.

The distribution with respect to any redeemed Stock Appreciation Right may be made in Shares valued at the Fair Market Value on the redemption date, in cash, or partly in Shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

5.    Eligibility.    Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions.

The Plan shall not confer upon any Award Recipient any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.    Term of Plan; Effective Date.    The Plan shall become effective if and as approved by the stockholders of the Company. It shall continue in effect for a term of ten (10) years, i.e., until November 30, 2014, unless sooner terminated under Section 14 of the Plan.

7.    Term of Awards.    The term of each Award granted after November 30, 2004 shall be ten (10) year(s) from the date of grant thereof unless an Award terminates sooner pursuant to Section 9 below, Section 10 below, or the Award Recipient’s Award agreement.

8.    Determination of Fair Market Value; Withholding.

(a)    Fair Market Value.    Fair Market Value per Share shall be determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination;

(ii)    If the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(b)    Share Withholding; Delivery of Shares.    With respect to any Award, the Board may, in its discretion and subject to such rules as the Board may adopt, permit or require any Award Recipient to satisfy, in whole or in part, a withholding tax obligation, if any, which may arise in connection with an Award by electing to have the Company withhold Shares having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

If, under the Plan or any agreement evidencing an Award, an Award Recipient is permitted to pay the exercise price of an Option or taxes relating to the exercise or redemption of an Award by delivering Shares, the Award Recipient may satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, subject to procedures satisfactory to the Board. If the Award Recipient presents such proof, the Company shall treat the Award as exercised or redeemed without further payment and shall withhold the appropriate number of Shares from the Shares actually acquired by the Award Recipient under the Award.

9.    Terms and Conditions of Options.

(a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)    Form of Consideration for Options.    The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months, or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), or any combination of such methods of payment and/or, if expressly permitted under the terms of an Option, any other consideration or method of payment as shall be permitted under applicable corporate law.

(c)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided, however, that no Option shall be exercisable prior to stockholder approval of the Plan obtained in accordance with Section 18 below.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for sale under the Option, by the number of Shares as to which the Option is exercised.

(d)    Termination of Continuous Status as a Director.    If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(e)    Disability of Optionee.    Notwithstanding Section 9(d) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(f)    Death of Optionee.    In the event of the death of an Optionee: (A) who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

10.    Terms and Conditions of Stock Appreciation Rights.

(a)    Base Price.    The per Share Base Price for the Shares to be issued pursuant to the redemption of a Stock Appreciation Right shall be 100% of the Fair Market Value per Share on the date of grant of the Stock Appreciation Right.

(b)    Procedure for Redemption; Rights as a Stockholder.    Any Stock Appreciation Right granted hereunder shall be redeemable at such times as are set forth in Section 4(b) above; provided, however, that no Stock Appreciation Right shall be redeemable prior to stockholder approval of the Plan obtained in accordance with Section 18 below.

A Stock Appreciation Right may not be redeemed for a fraction of a Share.

A Stock Appreciation Right shall be deemed to be redeemed when written notice of such redemption has been given to the Company in accordance with the terms of the Stock Appreciation Right by the person entitled to redeem the Stock Appreciation Right.

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares distributed upon redemption of Stock Appreciation Rights, notwithstanding the redemption of the Stock Appreciation Right.

A share certificate for the number of Shares so acquired shall be issued to the Stock Appreciation Right Recipient as soon as practicable after redemption of the Stock Appreciation Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

(c)    Termination of Continuous Status as a Director.    If an interruption or termination of the Continuous Status as a Director occurs to an Outside Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, redeem his or her Stock Appreciation Right to the extent that he or she was entitled to redeem it at the date of such termination. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to redeem a Stock Appreciation Right at the date of such termination, or does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

(d)    Disability of Stock Appreciation Right Recipient.    Notwithstanding Section 10(c) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, redeem his or her Stock Appreciation Right to the extent he or she was entitled to redeem it at the date of such termination. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to redeem the Stock Appreciation Right at the date of termination, or if he or she does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

(e)    Death of Stock Appreciation Right Recipient.    In the event of the death of a Stock Appreciation Right Recipient: (A) who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Stock Appreciation Right, or (B) three (3) months after the termination of Continuous Status as a Director, the Stock Appreciation Right may be redeemed, at any time within twelve (12) months following the date of death, by the Stock Appreciation Right Recipient’s estate or by a person who acquired the right to redeem the Stock Appreciation Right by bequest or inheritance, but only to the extent of the right to redeem that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Stock Appreciation Right be redeemed after its term set forth in Section 7 has expired. To the extent that a Stock Appreciation Right Recipient was not entitled to redeem the Stock Appreciation Right at the date of death or termination or if he or she does not redeem such Stock Appreciation Right (to the extent he or she was entitled to redeem) within the time specified above, the Stock Appreciation Right shall terminate and the Shares underlying the unredeemed portion of the Stock Appreciation Right shall revert to the Plan.

11.    Nontransferability of Awards.    The Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Award Recipient does not constitute a transfer. An Award may be exercised during the lifetime of an Award Recipient only by the Award Recipient or a transferee permitted by this Section.

12.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)    Adjustment.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, including without limitation the number of Shares set forth in Sections 4(b)(ii), (iii), (iv), and (vi) above, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)    Corporate Transactions; Change of Control.    In the event of a Corporate Transaction, each outstanding Award shall be (i) continued by the Company, (ii) assumed by the successor to the Company or a Parent or Subsidiary of the Company or such successor, or (iii) an equivalent Award shall be substituted by the successor or a Parent or Subsidiary of such successor or the Company. In the event that the Company shall not continue each outstanding Award and the Company does not reach agreement with any other entity to assume the outstanding Awards or to substitute equivalent options or stock appreciation rights, the Awards shall terminate upon the consummation of the transaction; provided, however, that each Award Recipient shall have the right to exercise or redeem all of his or her Options to purchase Shares or Stock Appreciation Rights, immediately prior to the consummation of the transaction, to the extent that he or she was entitled to exercise such Awards immediately prior to the consummation of the transaction. In addition, in the event of a Change of Control, each outstanding Award shall be (i) continued by the Company, (ii) assumed by the successor to the Company or a Parent or Subsidiary of the Company or such successor, or (iii) an equivalent option or stock appreciation right shall be substituted by the successor or a Parent or Subsidiary of the Company or such successor. In the event that the Company shall not continue each outstanding Award and the Company does not reach agreement with any other entity to assume the outstanding Awards or to substitute equivalent options or stock appreciation rights, the Awards shall terminate upon the consummation of the transaction; provided, however, that each Award Recipient shall have the right to exercise or redeem all of his or her Awards in their entirety immediately prior to the consummation of the transaction.

Notwithstanding the provisions of the preceding paragraph of this Section 12(b), in no event may the Award be exercised or redeemed after its term set forth in Section 7 has expired. To the extent that an Outside Director was not entitled to exercise or redeem an Award immediately prior to the consummation of the transaction or does not exercise or redeem such Award (to the extent he or she was entitled to exercise or redeem) within the time specified above, the Award shall terminate and the Shares underlying the unexercised portion of the Award shall revert to the Plan.

For purposes of this Section 12(b), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Corporate Transaction or Change of Control, each Award Recipient would be entitled to receive upon exercise of an Award the same number and kind of shares of stock or the same amount of property, cash or securities as the Award Recipient would have been entitled to receive upon the occurrence of such transaction if the Award Recipient had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in this Section 12); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise or redemption of the Award to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c)    Certain Distributions.    In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

13.    Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)    Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary or desirable to comply with Applicable Laws (as defined in Section 15 below), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such Applicable Laws.

(b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Award Recipient shall not affect Awards already granted to such Award Recipient and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Award Recipient and the Board, which agreement must be in writing and signed by the Award Recipient and the Company.

15.    Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. federal and state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Laws”). Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the exercise or redemption of an Award, the Company may require the Award Recipient to represent and warrant at the time of any such exercise or redemption that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under Applicable Laws.

16.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.    Award Agreement.    Awards shall be evidenced by written award agreements in such form as the Board shall approve.

18.    Stockholder Approval.    If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OPENWAVE SYSTEMS INC.

FOR THE 2004 ANNUAL MEETING OF THE STOCKHOLDERS

NOVEMBER 30, 2004

The undersigned stockholder of Openwave Systems Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 26, 2004 and the 2004 Annual Report to Stockholders and hereby appoints Don Listwin, Steve Peters and Douglas P. Solomon, and each of them individually, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Openwave Systems Inc. to be held on November 30, 2004 at 9:30 a.m. PST, at Openwave Systems Inc.’s principal executive office located at 1400 Seaport Boulevard, Redwood City, California 94063 U.S.A., and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 DIRECTORS’ STOCK OPTION PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

OPENWAVE SYSTEMS INC.

MAIL

• Mark, sign and date your proxy card.
• Detach your proxy card.
• Return your proxy card in the postage paid envelope provided.

Ú DETACH PROXY CARD HERE Ú

OPENWAVE SYSTEMS INC.

1.	ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

Nominees: 01 - MASOOD JABBAR, 02 - BERNARD PUCKETT

(INSTRUCTION): TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2.	RATIFY SELECTION OF KPMG LLP AS INDEPENDENT
AUDITORS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVE OF THE AMENDMENT AND RESTATEMENT OF THE 1999 DIRECTORS’ STOCK OPTION PLAN.	Please Detach Here Ú You Must Detach This Portion of the Proxy Card Ú Before Returning it in the Enclosed Envelope

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE AT LEFT	MARK HERE ☐ IF YOU PLAN TO ATTEND THE MEETING

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Dated: , 2004

Signature

Signature